SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                February 15, 2005
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



         Pennsylvania                 0-12870                 23-2288763
         -------------                -------                 ----------
(State or other jurisdiction of     (Commission             (I.R.S. Employer
 incorporation)                      File Number)            Identification No.)



                9 North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)



                         (Former name or former address,
                         if changed since last report.)

Item 1.01.  Entry into a Material Definitive Agreement.

On February 15, 2005, the Board of Directors of First Chester County Corporation (the "Board"), upon the recommendation of the Personnel and Compensation Committee (the "Committee") of First National Bank of Chester County the Corporation's principal subsidiary, approved the 2005 annual salaries and the bonus awards relating to 2004 performance for the Corporation's CEO, President, Executive Vice Presidents and other Named Executive Officers as that term is used in the Corporation's proxy statement filed on March 17, 2005. The new salaries to be effective January 1, 2005.


       Executive Officer               New Salary                      Bonus
       -----------------               ----------                      -----

    John A. Featherman, III            $330,000                      $46,530
         Kevin C. Quinn                 247,500                       23,648
        J. Duncan Smith                 168,000                        5,000
         Linda M. Hicks                 130,000                        5,000
        Michelle Venema                 130,000                        5,000
       Anthony J. Poluch                120,000                        5,000
       Peter J. D'Angelo                139,256                           --
        David W. Glarner                134,559                           --

In addition, at the same meeting, the Board approved, upon recommendation of the Committee, the Directors' Compensation for 2005 and Bonus for 2004. For 2005, Directors who are not also officers of the Corporation or Bank (each a "non-employee director") will receive a fee of $500 for each Corporation or Bank board meeting attended and $300 for each committee meeting attended. Each director will also receive a $1,500 quarterly retainer. Additionally, a quarterly fee of $250 will be paid to Mr. Waldron for serving as the Secretary of the Board, and a quarterly fee of $750 will be paid to Mr. Clarke for serving as the Chairman of the Audit Committee. Each non-employee director was also awarded a bonus of $1,000 paid during the first quarter of 2005.

Item 1.02.  Termination of a Material Definitie Agreement.

As discussed in Item 5.02 of our Form 8-K dated February 18, 2005 as filed on February 25, 2005, on February 18, 2005, J. Duncan Smith, the Treasurer and Chief Financial Officer of First Chester County Corporation and Executive Vice President--Financial Support Services and Chief Financial Officer of First National Bank of Chester County, delivered a notice of termination of his Employment Agreement dated December 1, 1999 with First National Bank of Chester County. The termination of the Employment Agreement was effective March 18, 2005. The then current expiration of the Executive Agreement was November 30, 2005. Mr. Smith resigned to take a similar position with another financial institution. The Bank will be under no obligation to pay any compensation or benefits to Mr. Smith following the effective date of termination, except that the Bank will remain liable to pay compensation and benefits which have accrued but which remain unpaid or unfurnished as of the effective date of termination. For a period of one year following the termination of the Agreement, Mr. Smith will be subject to restrictive covenants regarding future employment within Chester County by any other bank or similar financial institution, non-competition and solicitation of employees of the Bank.


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 31, 2005                    FIRST CHESTER COUNTY CORPORATION


                                           By: /s/ John A. Featherman, III
                                               ---------------------------------
                                         Name: John A. Featherman, III
                                        Title: CEO & Chairman of the Board